Exhibit 10.51

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and related prospectus of our report dated May 15, 2008, relating to the consolidated financial statements and schedule of Cygne Designs, Inc. which appears in Cygne Designs, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2008.

New York, NY

May 15, 2008